SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2002 (May 24, 2002)

NEXTEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19656	36-3939651
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

2001 Edmund Halley Drive, Reston, Virginia	20191
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, Including Area Code:    (703) 433 - 4000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On May 24, 2002, NII Holdings, Inc. issued a press release announcing that it had reached agreement with certain creditors regarding the terms of its debt restructuring as more fully described in the press release, a copy of which is filed as Exhibit 99.1 hereto and which information is incorporated herein by reference. On May 24, 2002, Nextel Communications issued a related press release, a copy of which is filed as Exhibit 99.2 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Exhibits.

The following exhibits are filed with this report:

Exhibit No	Exhibit Description

99.1	Press Release dated May 24, 2002
99.2	Press Release dated May 24, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC

/s/ LEONARD J. KENNEDY
By:	Leonard J. Kennedy
Senior Vice President and General Counsel

Date: May 24, 2002

EXHIBIT INDEX

Exhibit No	Exhibit Description

99.1	Press Release dated May 24, 2002
99.2	Press Release dated May 24, 2002